Exhibit B
                            April 22, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


            Re:  File Number 2-87059
                 T. Rowe Price Tax-Free Short-Intermediate
Fund, Inc.


Gentlemen:

     As Legal Counsel for T. Rowe Price Associates, Inc., I work on various matters involving the T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. ("Registrant") and, in this connection, have read and reviewed Post-Effective Amendment No. 24 to the Registrant's Registration Statement, Form N-1A (SEC File Number 2-87059). In accordance with the provisions of paragraphs (b)(3) and (e) of Rule 485 under the Securities Act of 1933, as amended, I hereby represent that (i) no material event requiring disclosure in the Registrant's Prospectus, other than the one listed in paragraph (b)(1) of Rule 485, has occurred since the effective date of the Registrant's most recent Post-Effective Amendment No. 23 and
(ii) Post-Effective Amendment No. 24 does not contain any disclosures which would render such Amendment ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                    Sincerely,


                                    /s/ HENRY H. HOPKINS